UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

Provident Financial Holdings, Inc. ("Corporation") announced that Provident Savings Bank, F.S.B. ("Bank"), the wholly-owned subsidiary of the Corporation will close its La Quinta Branch located at 78752 Highway 111, La Quinta, California 92253.  The closure will become effective at the close of business on May 10, 2019.  Effective May 11, 2019, all customer relationships will be transferred to its Rancho Mirage Branch located at 71991 Highway 111, Rancho Mirage, California 92270, which is approximately 7.6 miles from the La Quinta Branch.

The Bank anticipates an annual operational cost savings of approximately $473,000, primarily in salaries and employee benefits expenses and premises and occupancy expenses (subsequent to the branch closure). Current personnel of the La Quinta Branch will be reassigned to the Rancho Mirage Branch to fill open positions.  Total one-time charges for the branch closure will be approximately $18,000.  Given La Quinta's proximity to the Rancho Mirage Branch and the familiar team that will continue to serve our customers, the Bank does not anticipate significant customer disruption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2019	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)